PURCHASE AND SALE AGREEMENT



                                      among

                             BMCW SOUTHCENTRAL, L.P.

                                     (Buyer)


                                       and


                           FRONTIER WHOLESALE COMPANY
                                    (Seller)


                                       and


                                  SHAREHOLDERS




                           dated as of April 15, 2000

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                           PURCHASE AND SALE AGREEMENT


     This Agreement, dated as of April 15, 2000, is among Frontier Wholesale Company, Inc., a Texas corporation ("Seller"), the shareholders of Seller listed on Exhibit 1 attached hereto ("Shareholders"), and BMCW SouthCentral, L.P. ("Buyer").

IT IS AGREED among the parties as follows:

1 - DEFINITIONS

For purposes of this Agreement, the capitalized terms identified in this Article shall have the meanings assigned to them as follows:

"BUSINESS" means the Seller's business operations of Seller's Marvin Windows Planning Centers distribution and sale of windows to retail customers, dealers, and building contractors conducted from the Leased Locations to customers in Oklahoma, Texas, Arizona, Nevada, and northwest Louisiana;

"CLOSING" means the exchange of closing documents and the payment of the Purchase Price to the Seller by Buyer which will occur on the CLOSING DATE;

"CONTRACTS" means all contracts and agreements of any form or nature Seller entered into prior to Closing in the ordinary course of the Business, including, but not limited to, agreements for the sale or purchase of Inventory;

"DUE DILIGENCE PERIOD" means the period of time commencing on the date of this Agreement, and expiring on April 28, 2000;

"ENVIRONMENTAL LAWS" means federal or state laws or regulations relating to pollution, or the protection of human health or the environment, including, but not limited to, the Clean Air Act, the Federal Water Pollution Control Act (as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987), the Resource Conservation and Recovery Act of 1976 (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986), the Hazardous Materials Transportation Act, the Toxic Substances Control Act, and the Federal Insecticide Fungicide & Rodenticide Act, all as in effect on the Closing Date or, with respect to the representations and warranties, in effect on the date hereof.

"EQUIPMENT" means all tools, equipment, office furniture, computers, and equipment and other pieces of tangible personal property, including forms, supplies, office equipment, and products owned by the Seller and used by it in the Business, including those items described on Exhibit 2 attached hereto;



PURCHASE AND SALE AGREEMENT - 1
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"EXCLUDED ASSETS" means all personal items of Seller which are listed on Exhibit
3 attached hereto;

"FINANCIAL STATEMENTS" means the financial statements of the Business, together with all schedules and notes delivered to Buyer, which are dated as of December 31, 1999;

"INVENTORY" means windows and accessories located at each of the Leased Locations for which a valid and enforceable customer order exists, but not including inventory which has been sold but not delivered. Inventory will also include spare parts, which shall be valued consistent with the past practices of Seller as shown on Seller's Financial Statements;

"LEASED LOCATIONS" means all leases of real property incurred by the Business which are listed on Exhibit 4 attached hereto;

"NONCOMPETE/NONSOLICITATION AGREEMENT" means the agreement by Seller, Shareholders, and David Faulkner to not compete with the Buyer in the Business or solicit employees of the Business for employment by another entity in the form attached hereto as Exhibit 5;

"PURCHASE PRICE" means the total amount of funds to be paid by Buyer to Seller for the Purchased Assets to be calculated pursuant to Section 4.1 of this Agreement;

"PURCHASED ASSETS" means the Equipment, Contracts, Inventory, Trade Accounts Receivable, Trademarks and Tradenames, and Leased Locations;

"TERMINATION DATE" means the last business day immediately preceding the Closing Date;

"TRADE ACCOUNTS RECEIVABLE" means the Seller's right to receive payment for goods sold, including those owed but not yet due as of Closing, to all customers and other third-party purchasers of goods and services from the Business in the ordinary course of the Business prior to Closing, including any inventory that is sold but not delivered and any and all past due accounts and notes receivable taken in collection of routine receivables, together with all mechanics' liens, materialmen's liens and other security interests securing such obligations and which are assignable as permitted by law;

"TRADEMARKS AND TRADENAMES" means the name "Marvin Windows Planning Centers" and any derivations thereof;


2 - DUE DILIGENCE

2.1 DUE DILIGENCE. Buyer shall have the Due Diligence Period to perform such inspections, environmental assessments, and other tests and surveys of the Business or the Purchased Assets as Buyer, in Buyer's discretion, shall require for the purpose of determining the suitability of the Business or the Purchased Assets for Buyer's acquisition.

2.2 DUE DILIGENCE ACTIVITIES. Due Diligence shall include, but not be limited to:

PURCHASE AND SALE AGREEMENT - 2
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        2.2.1   Review of the books and records of the Business including the financial records and customer records.

        2.2.2 Review of the Business's employee compensation, benefits, and bonus plans. Review of the employment records of the Business, including I9 forms.

        2.2.3 Review of records including health, workers' compensation, and other benefit records of employees of the Business and conduct interviews of key personnel of the Business.

        2.2.4 Review and inspection of Contracts, Equipment, Inventory, and Trade Accounts Receivable of the Business.

        2.2.5 Review and inspection of each of the Leased Locations and contacting each of the landlords of the Leased Locations to obtain an estoppel certificate.

        2.2.6 During the Due Diligence Period, and in order to assist Buyer with Buyer's inspections and investigations of the Purchased Assets, the Seller shall provide Buyer and Buyer's representatives with reasonable access to and copies of all existing studies, reports, and records, including financial, customer and employee records, relating to the Business and the Purchased Assets. Seller shall fully cooperate with Buyer and shall promptly provide Buyer with all relevant information currently available to Seller and requested by Buyer during the Due Diligence Period.

        2.2.7 After execution of this Agreement and after Aubrey Faulkner advises Marvin Windows and Doors of this Agreement, Buyer may discuss and review the Business with Marvin Windows & Doors including any performance requirements by Marvin Windows & Doors.

2.3 CONFIDENTIALITY DURING DUE DILIGENCE. Buyer, Seller, and Shareholders acknowledge and agree that the parties desire to keep this transaction confidential until jointly announced or when required by law to be announced.

2.4 TERMINATION OF AGREEMENT. Upon execution of this Agreement, Buyer shall, as soon as practical, complete the above due diligence items. Upon completion of the due diligence items, Buyer shall notify Seller of any problems or objections in writing. Seller shall, within five (5) days after receipt of such notice, advise Buyer of the cure of such objections or Seller's intention not to cure the objection. Buyer may, at Buyer's sole discretion, either terminate this Agreement or accept Seller's proposed cure or waive such objection and proceed to Closing.

2.5 EXCLUSIVE DEALING. Seller and Shareholders agree that upon execution of this Agreement and until the Closing Date or termination of this Agreement, Seller and Shareholders will not seek to sell the Business to any other party nor will Seller or Shareholders accept any offers to acquire the Business from any other party.

PURCHASE AND SALE AGREEMENT - 3
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3 - PURCHASE AND SALE

At Closing, the Seller and Shareholders agree to sell and convey to Buyer, and Buyer agrees to purchase and accept from Seller and Shareholders, the Purchased Assets for the Purchase Price on the covenants, terms and conditions contained herein.

4 - DETERMINATION OF PURCHASE PRICE

The calculation of the Purchased Assets is summarized on Exhibit 6 attached hereto. The calculations will be updated on the Closing Date with the adjusted values of the Purchased Assets and attached to an amendment to this Agreement to be executed and delivered at Closing. The Purchase Price for the Purchased Assets shall be calculated as follows:

4.1     INVENTORY. The Inventory shall be valued as follows:

        4.1.1 PHYSICAL INVENTORY. A physical inventory count and valuation shall be conducted by Buyer and Seller immediately preceding Closing. The value of the Inventory (except as otherwise provided herein) shall be the Seller's actual cost (the sum paid for the items net of any discounts [including cash discounts] or rebates taken or to be taken plus freight costs incurred to deliver the items to Seller's Business). The inventory that is sold but not delivered shall be marked by Seller and excluded from the physical inventory account. Spare parts and service inventory shall be valued consistent with Seller's prior practices as reflected on the Financial Statements.

        4.1.2 DISPLAYS. The displays at the Leased Locations shall be valued on the following basis: the invoiced price of each display that is less than 3 years old less depreciation calculated on a straight-line basis over 3 years.

        4.1.3 RESOLUTION OF INVENTORY VALUATION ISSUES. Any and all disputes regarding any aspect of the inventory count and valuation process shall be negotiated between the parties. In the event the parties cannot agree on the value of any item or items, then each shall submit such evidence of values it deems appropriate to a mutually agreed upon certified public accountant ("CPA"). The decision of the CPA shall be final and binding.

        4.1.4 INVENTORY COSTS. The actual costs incurred for the services of the CPA pursuant to Section 4.1.3 shall be paid by the party whose original estimate of cost was furthest away from the final determined cost. Each party shall pay its own accounting and attorney fees. In conducting the inventory count, Buyer shall bear its own costs, including wages and overtime of its employees, lodging, meals, and transportation of its employees and any other expenses incurred by Buyer. In conducting the inventory count, Seller shall bear its own costs, including wages and overtime of its employees, lodging, meals, and transportation of its employees and any other expenses incurred by Seller.

4.2 EQUIPMENT. The Equipment will be valued at the net book value of the Equipment as of December 31, 1999 of $373,552 plus any increase in the book value as of the Closing Date of any items of Equipment acquired after December 31, 1999 and added to the Equipment list attached as Exhibit 2 and decreased by the value of any items removed from Exhibit 2 and


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depreciation incurred between December 31, 1999 and the Closing Date in accordance with Seller's normal accounting policies.

4.3 TRADE ACCOUNTS RECEIVABLE. All Trade Accounts Receivable that are no older than 90 days from date of invoice shall be valued at face value. All Trade Accounts Receivable that are older than ninety 90 days from date of invoice may, at the option of Buyer, be acquired by Buyer at face value or, if not acquired, shall be retained by Seller.

4.4 GOODWILL, NONCOMPETE/NONSOLICITATION AGREEMENT, AND INTANGIBLES. Buyer shall pay $3,000,000 as goodwill and for the noncompete/nonsolicitation agreements and the intangibles. Seller, David Faulkner and the Shareholders shall each execute and deliver a Noncompete/Nonsolicitation Agreement to Buyer at Closing. An amount of $25,000 shall be assigned to the Noncompete/Nonsolicitation Agreements of Seller, Aubrey Faulkner, Beth Faulkner Thompson and Nan Faulkner Dealey and an amount of $5,000 shall be assigned to the Noncompete/Nonsolicitation Agreement of Lois Elizabeth Faulkner.

4.5 ALLOCATION OF VALUE. Buyer shall value the business for tax purposes as follows: Equipment at fair market value; Inventory at acquired value; Trade Accounts Receivable at acquired value; and the balance of Purchase Price to goodwill, the intangibles, and the assigned values of the noncompete/nonsolicitation agreements.

4.6 NONASSUMPTION OF THE SELLER'S OTHER LIABILITIES. All liabilities of Seller shall be retained by Seller and not assumed by Buyer, except as provided herein for customer claims. Seller shall retain liability for any orders for windows that have been invoiced by Seller and that are delivered following the Closing Date. In the event Buyer becomes liable for or has to pay any of the liabilities not assumed by Buyer, then such liabilities including any costs or expenses associated with such liabilities shall be deducted from the Reserve during the Post Closing Adjustment Period provided for in Article 5 or shall be paid to Buyer under Article 8.

5 - TERMS OF PAYMENT

5.1 PAYMENT DUE AT CLOSING. At Closing, Buyer shall pay to Seller an amount estimated equal to the Purchase Price for the Purchased Assets as determined in
Article 4 ("Estimated Purchase Price"). Such payment shall consist of immediately available funds.

5.2 RESERVE. Seller agrees that Buyer shall withhold $100,000, (the "Reserve") from the Purchase Price for the Purchased Assets for a period of one hundred twenty (120) days following Closing ("Post Closing Adjustment Period") as a reserve to be applied to the post closing adjustments, including, but not limited to, satisfaction of: (i) any unpaid taxes payable by Seller which constitute a lien upon the Purchased Assets or which are imposed upon Buyer as a transferee of the Purchased Assets; (ii) uncollected Trade Accounts Receivable or discounts taken (including prompt payment discounts or any other discounts the customer is entitled to take) on Trade Accounts Receivable, (iii) any undisputed and unpaid creditors of Seller on contractual claims that are asserted against Buyer;(iv) customer claims for windows that do not conform to orders as evidenced by contract specifications or approved shop drawings for goods delivered to Seller or customer within 90 days prior to the Closing Date in which the Seller erred

PURCHASE AND SALE AGREEMENT - 5
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in placing the order; and (v) payment of any amounts owing by Seller to Buyer at the end of the Post Closing Adjustment Period. After deducting all amounts owed to Buyer by Seller from the Reserve, Buyer shall pay to Seller the net amount of the Reserve at the end of the Post Closing Adjustment Period. If Seller owes Buyer more than the amount of the Reserve, such additional amount shall be paid to Buyer in immediately available funds simultaneously with payment of the Reserve to Buyer.

5.3 POST CLOSING ADJUSTMENTS. During the Post Closing Adjustment Period, Buyer and Seller shall jointly prepare an analysis of adjustments to be made to the payment made at Closing, to reflect the actual Purchase Price. If Buyer and Seller do not agree on the amount of the adjusting payment required, then the dispute shall be resolved by the CPA.

5.4 CUSTOMER CLAIMS FOLLOWING CLOSING. If customers who purchased inventory from Seller prior to the Closing Date seek from Buyer customer service adjustments for the windows purchased from Seller that are not covered by the warranty from Marvin Windows & Doors, Buyer agrees to notify Seller of such claim and to resolve such claim, if requested by Seller, at a cost agreed to by Seller. All such resolved claims shall be charged against the Marvin Windows & Doors sales service reimbursement credit issued by Marvin Windows & Doors for the service rendered, and any claims in excess of such credit shall be paid by Seller to Buyer.

5.5 STORAGE AND DELIVERY COSTS. Buyer shall assume and perform Seller's contracts for windows sold to customers but not yet delivered as may be requested by Seller, provided that to the extent the price of windows so delivered exceeds $250,000, Seller shall pay to Buyer 5% of the amount by which the price of such windows exceed $250,000 for storage and handling expenses incurred by Buyer.

6 - INTENTIONALLY OMITTED

7 - REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

Seller and Shareholders hereby represent to Buyer as follows, and the representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive Closing:

7.1 AUTHORIZATION. Seller and Shareholders have all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Shareholders, assuming the due authorization and execution of this Agreement by Buyer, is the valid, binding obligation of Seller and Shareholders enforceable against Seller and Shareholders in accordance with its terms, except that in the case of (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedies of specific performance and injunctive and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings thereafter may be brought.

PURCHASE AND SALE AGREEMENT - 6
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7.2     TAX MATTERS. Seller has timely filed all tax returns required to be filed by the date of this Agreement with respect to taxes imposed on the Business, and Seller has paid all taxes shown to be due on such returns. There are no liens for taxes upon the Purchased Assets, except liens for current taxes not yet due. Seller has withheld for its employees applicable taxes for all pertinent periods in compliance with the tax withholding provisions of all applicable laws.

7.3 COMPLIANCE WITH LAWS, LICENSES, AND PERMITS. Seller and Shareholders are not in violation of (i) any applicable order, judgment, injunction, award, or decree, or (ii) any ordinance, regulation, or other requirement of any governmental entity, in either case that is material to the Business. Seller and Shareholders have received all currently required permits.

7.4 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Seller has previously delivered to Buyer copies of the following financial statements of Seller of the period ending December 31, 1999. The Financial Statements present fairly the financial condition and results of operations of the Business as of the respective date and periods thereof and have been prepared in accordance with generally accepted accounting principles consistently applied and are prepared in accordance with the methods used by Seller to prepare income taxes which are consistently applied.

7.5 LEGAL PROCEEDINGS. There are no outstanding lawsuits or assertion of claims against or involving the Business or the Purchased Assets.

7.6 CONTRACTS AND LEASES. The Contracts and leases for the Leased Locations are valid and in full force and effect.

7.7 TRADE ACCOUNTS RECEIVABLE. All Trade Accounts Receivables transferred to Buyer are recorded on the books of the Seller as of the Closing Date, represent bona fide transactions made in the ordinary course of the Business and, in the aggregate, are collectible in the ordinary course of the Business.

7.8 EQUIPMENT. The Equipment listed in Exhibit 1 is a complete and accurate list of the material Equipment utilized by the Business.

7.9 LABOR MATTERS. There are no material disputes, employee grievances, or other disciplinary actions pending or threatened involving any of the present or former employees of the Business. There is no labor strike, dispute, slowdown, or stoppage pending or threatened against or affecting the Business, and the Business has not experienced any work stoppage or labor difficulty within the past twelve (12) months. Seller has no agreement, arrangement, or commitment to create any additional plan or arrangement or to modify or amend any existing employee benefit plan of the Business.

Seller has made available to Buyer true, correct, and complete copies of all written employee benefit plans, all contracts related thereto, and the most recently available annual report, summary plan descriptions, IRS Form 5500s (or 5500-Cs or 5500-Rs) and favorable determination letters for such employee benefit plans of the Business. Seller is in compliance in all material respects with the terms of its employee benefit plans and with all applicable laws and regulations relating thereto, including but not limited to ERISA and the Code. Seller has no

PURCHASE AND SALE AGREEMENT - 7
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unfunded or underfunded liabilities under any employee benefit plans. No employee benefit plan provides for post-retirement welfare benefits, except as required under Sections 601-609 of ERISA, or Section 4980B of the Code.

Seller has complete employment records, as required by law, for each Employee, including fully executed I9 forms.

7.10 BROKERS AND FINDERS. Except for Seller and Shareholders obligations to Matrix Capital, neither Seller nor Shareholders have agreed to pay, or has taken any action that will result in any third party becoming obligated to pay or entitled to receive any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby. Seller and Shareholders agree to indemnify and hold Buyer harmless from any claim for a fee or other compensation asserted against Buyer by Matrix Capital.

7.11 ENVIRONMENTAL LAWS. To the knowledge of Seller and Shareholders the Business is in compliance with all Environmental Laws. Seller and Shareholders have received no notice from any governmental entity alleging that Seller or the Business is not in compliance with Environmental Laws, and there are no circumstances that may prevent or interfere with material compliance in the future. Seller and Shareholders have made available to Buyer all material information that is in the possession of or reasonably available to Seller and Shareholders regarding environmental matters pertaining to the environmental conditions of the Business.

7.12 WINDOW WARRANTIES. There have been no special warranties of any kind beyond the warranties provided by Marvin Windows & Doors to customers of the Business, and there is no continuing obligation of any kind by Seller to its customers that extends beyond the Closing Date.

8 - REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller and Shareholders as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing:

8.1 LEGAL STATUS. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Texas and prior to Closing, is qualified or licensed to do business in the states of Nevada, Oklahoma, and Arizona.

8.2 AUTHORITY. Buyer has full power and authority to execute and perform this Agreement. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

9 - COLLECTION OF RECEIVABLES

9.1 GUARANTY OF COLLECTIBILITY. Seller guarantees to Buyer the collectibility of all of the Trade Accounts Receivable that Buyer acquires at Closing. During the Post Closing Adjustment Period, Buyer shall collect such Trade Accounts Receivable. Payments shall be applied first to

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the oldest Trade Account Receivables unless the customer specifically specifies otherwise. Buyer shall notify Seller of any requests by customers to pay invoices other than the oldest first. Buyer shall provide monthly aging reports of the Trade Accounts Receivable to Seller. If any of such Trade Accounts Receivable have not been collected by Buyer during the Post Closing Adjustment Period, Buyer shall assign those uncollected Trade Accounts Receivable to Seller and deduct the amount of such uncollected Trade Accounts Receivable from the Reserve under Article 5 hereof. In addition, any discounts taken by customers (including prompt payment discounts) shall be taken into account and the Purchase Price adjusted to reflect the actual collected value of the Trade Accounts Receivable. Any payments received on invoices not acquired by Buyer shall be transferred to Seller.

10 - INTENTIONALLY OMITTED

11 - EMPLOYEES

11.1 DEFINITION. Seller agrees on execution of this Agreement to furnish to Buyer a list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with the Business including their current wage and salary rates. The term "Employees" shall mean all persons included on such list, including employees on leave of absence, as well as those persons who become regularly employed by Seller between the date of the list and the Termination Date.

11.2 TERMINATION. On the Termination Date, Seller shall terminate all Employees employed by the Business. With respect to terminated Employees and any persons who terminated employment including notice of termination prior to Closing, Seller shall be solely responsible for payment, when and if due, of all salaries, wages, bonuses, vacation, COBRA benefits, and other obligations, if any, owed to Employees as of the Termination Date.

11.3 BUYER'S OFFER OF EMPLOYMENT. Buyer shall offer employment to the terminated Employees (except for David Faulkner whose continuing relationship with the Business shall be governed by a consulting and noncompetition/nonsolicitation agreement and Susan Rouse whose employment shall be governed by an employment agreement) at their current wage and salary rates of compensation including incentive pay programs for sales persons (exclusive of any management or discretionary bonus pay programs) as offered by Seller. All offers of employment shall be "at will." Buyer shall include the Employees who accept Buyer's offer in Buyer's employment benefit plans in accordance with the terms of such plans following the Termination Date, giving each such Employee credit for time of employment with Seller and excluding any waiting periods.

11.4 LABOR CONTRACTS. Seller is not a party to any organized labor contracts with respect to the Business nor does Seller have any liability to any organized labor pension plan involving the Business.

11.5 WORKERS' COMPENSATION. Seller assumes all responsibility for liability arising from workers' compensation claims by Employees, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing.

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Buyer shall be responsible for all claims for Employees which arise out of, or are based upon, incidents which occur subsequent to Closing.

11.6    NONASSUMPTION OF OBLIGATIONS OWED EMPLOYEES. Except as specified in this
Article 11, Buyer assumes no responsibility whatsoever for obligations and/or benefits owed by Seller to its Employees, nor in any way adopts existing employment or benefit programs currently offered by Seller.

12 - NONCOMPETE/NONSOLICITATION AGREEMENT

12.1 NONCOMPETE/NONSOLICITATION. For a period of 5 years after Closing, Seller and Shareholders agree not to engage in the sale of windows to retail customers, dealers, and building contractors (except as employees or consultants to Buyer) in competition with Buyer within a two hundred fifty (250) mile radius of each of the Leased Locations. A separate Noncompete/Nonsolicitation Agreement shall be executed at Closing by Seller and Shareholders substantially in the form attached hereto as Exhibit 7.

13 - INDEMNITIES

13.1 SELLER AND SHAREHOLDERS. Seller and Shareholders shall jointly and severally, indemnify, and hold Buyer harmless against losses, damages, taxes, penalties, costs and expenses (including accounting and legal fees) incurred by Buyer arising out of or involving (i) any liability, cost or expense that arises out of or involves the actions or operations of the Business or actions or nonactions by Seller's officers, directors, shareholders or employees with respect to the Business prior to the Closing Date; (ii) a breach of any of the representations made by Seller or Shareholders in this Agreement, (iii) the nonperformance of any covenant or agreement made in this Agreement by Seller or Shareholders, or (iv) any claims or actions arising out of the Business filed or made following the Closing Date but based on facts or occurrences prior to the Closing Date.

13.2 BUYER. Buyer agrees to hold harmless, indemnify and defend Seller and Shareholders (by counsel reasonably satisfactory to Seller and Shareholders) from and against any and all loss, claim, damage, liability or expense arising out of or occurring in connection with any breach by Buyer of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to any services or products invoiced or sold (excluding any sold but not delivered items) after the Closing, including, without limitation, any products liability, personal injury or property damage claims pertaining to products shipped or sold after the Closing.

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14 - TAXES AND UTILITIES

14.1 TRANSFER TAXES. All sales taxes, fees, excise taxes, use taxes and other taxes or fees of any form or nature levied upon either party by any governmental entity by reason of the transfer of the Purchased Assets or recording of such transfers, but excluding any tax based on the income of either party real estate taxes owed by Seller or Shareholders, shall be shared equally between Buyer and the Seller.

14.2 UTILITIES, PERSONAL PROPERTY OR REAL ESTATE TAXES. All personal property taxes shall be prorated as of the Closing Date. All utilities owed by the Business and all real estate taxes owed by the Business shall be paid by Seller or Shareholders.

15 - CONDUCT OF OPERATIONS PRIOR TO CLOSING

15.1 CONDUCT OF OPERATIONS. From the date hereof until Closing, Seller shall conduct its operation of the Business in the ordinary course and consistent with its prior practices including the booking of inventory sold but not delivered. Seller agrees not to buy or sell any assets connected with the Business, with a sales price in excess of $5,000, other than Inventory, without the written consent of Buyer during the period from execution of this Agreement until Closing.

16 - CLOSING

16.1 CLOSING. Closing shall occur on May 1, 2000 in Dallas, Texas or at such other time or place as the parties may agree upon.

16.2 TIME IS OF THE ESSENCE. Time is of the essence for the Closing of this transaction.

17 - CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

Buyer shall have no duty to close unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

17.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Seller and Shareholders contained herein shall continue to be true and correct at Closing in all material respects;

17.2 PERFORMANCE OF OBLIGATIONS. Seller and Shareholders shall have substantially performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing;

17.3 DELIVERY OF CLOSING DOCUMENTS. Seller and Shareholders shall have tendered delivery to Buyer of all the documents required to be delivered to Buyer by Seller and Shareholders at Closing;

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17.4    LITIGATION. No lawsuit, administrative proceedings or other legal action shall have been filed which seeks to restrain or enjoin the acquisition of the Purchased Assets or the operation of such Purchased Assets in any material respect;

17.5 BOARD OR EXECUTIVE COMMITTEE APPROVAL. This Agreement shall be submitted to Buyer's Board of Directors or the Executive Committee of the Board, and the Board or Committee shall have approved this transaction;

17.6 MATERIAL ADVERSE CHANGE. There has been no material adverse change in the Purchased Assets, sales volume, sales staffing, or margins;

17.7 ESTOPPEL CERTIFICATES. Buyer shall have received from each lessor of the Leased Locations an estoppel certificate confirming that there are no defaults under the lease and agreeing to Buyer's assumption of the lease.

17.8 Consulting NONCOMPETE/NONSOLICITATION AGREEMENT. Buyer shall have negotiated and received a mutually agreeable consulting noncompetition/nonsolicitation agreement with David Faulkner.

17.9 DISTRIBUTION AGREEMENT. Buyer shall have entered into a mutually agreeable exclusive distribution agreement with Marvin Windows subject to completion of the transactions provided for in this Agreement.

17.10 TRADEMARKS AND TRADENAMES. Buyer shall have entered into with Seller and Marvin Windows a mutually agreeable license agreement for the Trademarks and Tradenames.

18 - CONDITIONS PRECEDENT TO SELLER'S AND SHAREHOLDERS' DUTY TO CLOSE

Seller and Shareholders shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

18.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing in all material respects, and Buyer shall deliver a certificate to that effect;

18.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have substantially performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing;

18.3 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have tendered delivery to Seller and Shareholders all the documents required to be delivered to Seller and Shareholders by Buyer at Closing pursuant to this Agreement; and

PURCHASE AND SALE AGREEMENT - 12

18.4 LITIGATION. No lawsuit, administrative proceedings or other legal action shall be pending or threatened against Seller which seeks to restrain or enjoin Seller or Shareholders' sale or Buyer's acquisition of the Purchased Assets.

19 - ITEMS TO BE DELIVERED AT CLOSING BY SELLER AND SHAREHOLDERS

At Closing, Seller and Shareholders shall, unless waived by Buyer, deliver the following items to Buyer:

19.1 BILL OF SALE. A duly executed warranty bill of sale conveying the Purchased Assets to Buyer;

19.2 ASSIGNMENT AND ASSUMPTION AGREEMENTS. Agreements duly executed by Seller under which Seller assigns and Buyer assumes and agrees to fully and faithfully perform the Contracts and leases for the Leased Vehicles, Leased Personal Property, and Leased Locations;

19.3 TITLE CERTIFICATES. A certificate of title for each registered motor vehicle to be purchased hereunder which has been duly executed;

19.4 CERTIFIED RESOLUTION. A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement respectively certified by the secretary of Seller;

19.5 REPRESENTATIONS AND WARRANTIES. A certificate signed by Seller and Shareholders to the effect that all of the representations and warranties of Seller and Shareholders contained herein are true and correct in all material respects as of Closing;

19.6 UCC TERMINATION STATEMENTS. All Uniform Commercial Code termination or release statements necessary to transfer the Purchased Assets free and clear of all security interests, liens or encumbrances; and

19.7    NONCOMPETE/NONSOLICITATION AGREEMENTs. Fully executed
Noncompete/Nonsolicitation Agreements from Seller, each Shareholder, and David Faulkner as required by this Agreement, and

19.8 LICENSE AGREEMENT. A fully executed License Agreement for the Trademarks and Tradenames with such terms and conditions as are acceptable to Buyer.

20 - ITEMS TO BE DELIVERED AT CLOSING BY BUYER

At Closing, Buyer shall, unless waived by Seller, deliver the following items to
Seller:

20.1 REPRESENTATIONS AND WARRANTIES. A certificate signed by an officer of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct in all material respects as of Closing;

PURCHASE AND SALE AGREEMENT - 13

20.2 PURCHASE PRICE. That portion of the Purchase Price to be paid at Closing shall be paid in immediately available funds by wire transfer to such of Seller's and Shareholders' bank accounts as it may designate, and

21 - MISCELLANEOUS

21.1 FURTHER ASSURANCES. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents as such other party may reasonably request.

21.2 NONSOLICITATION AGREEMENT. Buyer agrees that if the transactions provided for in this Agreement do not occur for some reason other than Seller's failure to perform the duties and requirements of this Agreement, then Buyer agrees that for a period of one year Buyer will not directly solicit for employment any person employed by Seller that was introduced to Buyer during the Due Diligence Period. This restriction on offers of employment shall not include an unsolicited contact with Buyer by an employee of Seller or a response by an employee of Seller to a general advertisement by Buyer.

21.3 NO OTHER AGREEMENTS. This Agreement constitutes the entire agreement between the parties with respect to its subject matter except for the agreements executed in connection with this agreement and the closing of the transaction provided for in this agreement. All prior and contemporaneous negotiations, proposals and agreements between the parties are included in this Agreement. Any changes to this Agreement must be agreed to in writing by both parties.

21.4 WAIVER. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to close. Any such waiver shall be valid only if contained in writing signed by the party to be charged.

21.5 PUBLIC ANNOUNCEMENTS. No public announcements of this Agreement shall be made unless Buyer and Seller have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by applicable security laws.

21.5 NOTICES. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

             To Seller and          --------------------------------------------
             Shareholders:
                                    --------------------------------------------

                                    --------------------------------------------

                                    Attn:
                                         ---------------------------------------

             To Buyer:              BMCW SouthCentral, L.P.
                                    425 Airline Drive, Suite 200
                                    Coppell, TX  750194608
                                    Attn:  William E. Smith, President

PURCHASE AND SALE AGREEMENT - 14

                                    Building Materials Holding Corporation
                                    One Market Plaza
                                    Steuart Street Tower
                                    Suite 2650
                                    San Francisco, California  94105-1475
                                    Attn:  Ellis C. Goebel,
                                           Senior V.P.,  Finance and  Treasurer

             Copy To:               Building Materials Holding Corporation
                                    720 Park Blvd., Suite 200
                                    Boise, Idaho 83712-7714
                                    Attn: Paul S. Street, Senior Vice President,
                                          General Counsel and Secretary

21.6 THIRD-PARTY BENEFICIARY. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual as a result of the terms and provisions of this Agreement.

21.7 CONFIDENTIAL INFORMATION. The parties agree that all information acquired from the other in connection with the negotiation, execution and consummation of this Agreement is confidential and shall not be disclosed to any other party (other than attorneys, accountants and agents of the party) without the written consent of the other.

21.8 ASSIGNMENT. The parties shall not assign this Agreement without the prior written consent of the other parties. Any attempt to assign this Agreement without prior written consent shall be void.

21.9 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas.

21.10 PARAGRAPH HEADINGS. The Section and Article paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

21.11 RULES OF INTERPRETATION. The following rules of interpretation shall apply to this Agreement, the exhibits hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

PURCHASE AND SALE AGREEMENT - 15

References to the plural include the singular, the plural, and the part the whole.

The words "include," "includes," and "including" are not limiting.

A reference to any law includes any amendment or modification to such law which is in effect on the relevant date.

A reference to any person or entity includes its successors, heirs and permitted assigns.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for purposes of this Agreement or any exhibit hereto or certificate, report or other document or instrument made or delivered pursuant to or in connection with this Agreement, such determination or computation shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the express requirements hereof or of such exhibit, certificate, report, document or instrument.

The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

All exhibits to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

21.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original, but which shall together constitute but one agreement.

The parties have executed this Agreement on the day and year first written above.

                                    SELLER:

                                    FRONTIER WHOLESALE COMPANY, INC.


                                    By: /s/ A.H. FAULKNER
                                    --------------------------------------------
                                        Its PRESIDENT

                                    SHAREHOLDERS:


                                    /s/ AUBRY FAULKNER
                                    --------------------------------------------
                                    Aubrey Faulkner

                                    /s/ BETH FAULKNER THOMPSON
                                    --------------------------
                                    Beth Faulkner Thompson

PURCHASE AND SALE AGREEMENT - 16

                                    /s/ NAN FAULKNER DEALEY
                                    --------------------------------------------
                                    Nan Faulkner Dealey


                                    /s/ LOIS E. FAULKNER
                                    --------------------------------------------
                                    Lois Elizabeth Faulkner


                                    BUYER:

                                    BMCW SOUTHCENTRAL, L.P.

                                    By: BMCW Corporation South Central
                                    Its: General Partner


                                    By: /s/ ELLIS C. GOEBEL
                                    --------------------------------------------
                                        Ellis C. Goebel, Senior Vice President -
                                          Finance and Treasurer

PURCHASE AND SALE AGREEMENT - 17